EXHIBIT (1) (b)

           Resolution of Board of Directors of Life of Virginia authorizing the addition of Investment Subdivisions to Separate Account II




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


WHEREAS, The Executive Committee of the Board of Directors of The Life Insurance Company of Virginia ("Company") pursuant to the provisions of Sections 38.2-3113 of the Code of Virginia, adopted resolutions establishing Life of Virginia Separate Account II ("Separate Account II") on August 21, 1986; and

WHEREAS, Separate Account II was originally established with four investment subdivisions, the Common Stock subdivision, the Bond subdivision, the Money Market subdivision and the Total Return subdivision, each of which invested in the shares of corresponding Portfolios of Life of Virginia Series Fund, Inc; and

WHEREAS, The Company wishes to establish additional investment subdivisions of Separate Account II which will invest in shares of corresponding Portfolios of certain other mutual funds,

NOW, THEREFORE, BE IT RESOLVED, That the Executive Committee of the Board of Directors of the Company does hereby establish and create the following additional investment subdivisions of Separate Account II which will invest in shares of the mutual fund portfolios set forth below:


    INVESTMENT SUBDIVISIONS          TO BE INVESTED IN
    -----------------------          -----------------

                                   AMERICAN LIFE/ANNUITIES SERIES
AMR CASH MANAGEMENT                  CASH MANAGEMENT FUND
AMR HIGH-YIELD BOND                  HIGH- YIELD BOND FUND
AMR GROWTH-INCOME                    GROWTH-INCOME FUND
ARM GROWTH                           GROWTH FUND
AMR GOV GUAR SECUR'S                 U.S.GOVERNMENT GUARANTEED/
                                     AAA-RATED SECURITIES FUND



                                   FIDELITY VARIABLE INSURANCE
                                    PRODUCTS FUND
FID MONEY MARKET                     MONEY MARKET PORTFOLIO
FID HIGH INCOME                      HIGH INCOME PORTFOLIO
FID EQUITY-INCOME                    EQUITY-INCOME PORTFOLIO
FID GROWTH                           GROWTH PORTFOLIO
FID OVERSEAS                         OVERSEAS PORTFOLIO



                                   OPPENHEIMER VARIABLE
                                   ACCOUNT FUNDS
OPP MONEY                            OPPENHEIMER MONEY FUND
OPP HIGH INCOME                      OPPENHEIMER HIGH INCOME FUND
OPP BOND                             OPPENHEIMER BOND FUND
OPP CAP APPRECIATION                 OPPENHEIMER CAPITAL
                                      APPRECIATION FUND
OPP GROWTH                           OPPENHEIMER GROWTH FUND
OPP MULTI STRATEGIES                 OPPENHEIMER MULTIPLE
                                      STRATEGIES FUND


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


FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made, and the Executive Committee hereby ratifies the action of any such officer in executing any such agreement prior to the date of these resolutions; and

FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

                          ***************************

The undersigned hereby certifies that she is the Assistant Secretary of The Life Insurance Company of Virginia; a corporation organized and existing under the laws of the Commonwealth of Virginia; that the foregoing is a true and correct copy of resolutions duly adopted by Unanimous Consent by the Executive Committee of the Board of Directors on the 18th day of January, 1988; that passage of these resolutions were in all respects legal, and that these resolutions remain in full force and effect as of this 20th day of January 1988.




                                 _________________________________
                                 Margaret M. Parker
                                 Assistant Secretary


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